                                                                    Exhibit 16.1

                                October 15, 2001

Securities and Exchange Commission
450 5/th/ Street NW
Washington, DC  20549

     Re:  Wolfpack Corporation

Dear Sirs:

     We have read the statements that we understand Wolfpack Corporation will include under Item 4 of the Form 8-K Report it will file regarding to the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

                                       Very truly yours,


                                       /s/ King Griffin & Adamson P.C.
                                       -------------------------------
                                       KING GRIFFIN & ADAMSON P.C.